Exhibit 10.2

OEM Agreement for Special-purpose Commercial Vehicles

Party A (Client): YLAN Technology (Changzhou) Co., Ltd.

Unified Social Credit Code: 91320402MA******

Legal Representative: Jiang Chuanbo

Party B (Trustee):[Hubei Yizhuan Special Automobile Co., Ltd.

Unified Social Credit Code: 9142038133******

Legal Representative: Zhong Yuxiang

Whereas, Party A and its affiliates (including, but not limited to, Party A’s subsidiaries) have entrusted Party B to manufacture [special-purpose commercial vehicles] on their behalf, Party A shall provide Party B with all necessary information for the production of special-purpose commercial vehicles, including, but not limited to, drawings, manufacturing processes, suppliers, etc. Party B shall produce according to the requirements of Party A and the national standards.

Now, therefore, on the basis of fully expressing their respective intentions, both parties have reached the following agreement through consensus and in accordance with the provisions of the Contract Law of the People’s Republic of China for mutual compliance.

Article I OEM Content

1.1 Task objective: Ensure that Party A’s [special-purpose commercial vehicles] are completed on time, with guaranteed quality and quantity, in accordance with Party A’s design requirements.

1.2 Service content: Party A shall provide design requirements, functional drawings, functional prototypes, drawings, and implementation of engineering functions. Party B shall, based on its own experience and engineering capabilities in the commercial vehicle field, complete the tasks assigned by Party A in accordance with national standard requirements.

1.3 Service quality standards: According to national standards.

1.4 Service period: From the date of signing this Contract to December 31, 2025.

Article II Rights and Obligations of Both Parties

2.1 In order to ensure that Party B can effectively carry out its work, Party A shall provide Party B with the following working conditions and cooperate in completing the following matters:

2.1.1 Party A shall provide Party B with a list of OEM notification requirements;

2.1.2 Party A shall provide Party B with basic guidance and other work;

2.2 Party A shall submit vehicle announcements to the Ministry of Industry and Information Technology of the People’s Republic of China through Party B. The specific public announcement model, parameters and other relevant data shall be provided by Party A. Party B, as the OEM, shall be responsible for assisting Party A in submitting the relevant data, only providing basic assistance such as facilitating the submission, and shall not be responsible for product technical parameters.

2.3 The announcements submitted by Party A shall be limited to Party A and its affiliates. Without the authorization of Party A, Party B shall not use the announcements submitted by Party A without authorization.

Article III Cost Settlement

3.1 OEM fee: According to the notice of Party A, the specific amount shall be based on the actual settlement each time.

3.2 Party A shall pay the fees according to the specific notice or contract. In the event that Party A fails to make payment by the specified deadline, Party A shall bear the liability for breach to Party B at a rate of 0.05% of the unpaid amount for each day of delay.

Article IV Quality Standard and Acceptance

4.1 Both parties agree to the following standards and methods for the acceptance of Party B’s service deliverables:

4.1.1 In case of national standard requirements, the acceptance shall be based on national standards.

4.1.2 In case of no national standard requirements, the acceptance shall be based on the OEM order form issued by Party A.

4.1.3 Party B shall follow the special-purpose vehicle production system standards and meet the internal factory standard of Baolu Car Industry (Shiyan) Co., Ltd.

4.1.4 Acceptance time: Within 3 days from the date of completion of the work by Party B.

4.1.5 Acceptance place: The place designated by Party A.

Article V Confidentiality

5.1 Both parties shall keep confidential the confidential information of the other party learned during the performance of this Contract, including, but not limited to, business secrets, business systems and data, materials, proprietary information, and any information and materials that are indicated as confidential when disclosed to the other party or are considered confidential by industry standards.

5.2 The confidentiality obligations of both parties shall survive the termination of this Contract.

Article VI Dispute Resolution

6.1 If any dispute arises during the performance of this Contract, both parties shall resolve it through negotiation. If the negotiation fails, either party shall be entitled to file a lawsuit with the people’s court where Party B is located.

6.2 All expenses incurred in handling the dispute between both parties, such as attorney fee and litigation fees, shall be borne by the losing party.

Article VII Miscellaneous

7.1 This Contract shall take effect upon both parties affixing their signatures and seals thereto.

7.2 This Contract shall be made in duplicate, with each party holding one copy respectively, which shall bear the same legal effect.

(The remainder of this page is intentionally left blank)

Party A (Seal): YLAN Technology (Changzhou) Co., Ltd.

Party B (Seal): Hubei Yizhuan Special Automobile Co., Ltd.

June 30, 2022